Exhibit 99.1

Press Release 201817	FOR IMMEDIATE RELEASE	July 4, 2018

3rd Party Testing Results, Enertopia on the right path to success Kelowna, BC—Enertopia Corporation (ENRT) on the OTCQB and (TOP) on the CSE (the "Company" or "Enertopia") announces the following synthetic lithium brine testing update for the recovery of battery grade Lithium compounds by our technology partner, Genesis Water Technologies Inc. (GWT), a leader in specialized water treatment solutions.

The finished Li2CO3 product samples were analyzed via ICP methods by independent 3rd party labs to test that they met required battery grade 99.5% purity levels by testing for impurities below the maximum allowed limits by weight.

All 3rd party lab testing results have been received and battery grade results were not achieved by using the (GWT) single pass process system for recovery of Lithium into Li2CO3.

NEXT STEPS:

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After reviewing the independent 3rd party technical data from the completed second phase bench test the Board of Directors decided that it was in the best interest of Enertopia to provide GWT with formal 30-day notice of termination of the licensing agreement. Such notice has been given today.

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The company’s technical advisor Dr. John Thomas will now take the lead in ongoing design and testing in the creation of synthetic brine from enriched Lithium claystone’s on the companies Clayton Valley project and the subsequent conversion to battery grade Li2CO3 and/ or LiOH.

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Taking back control of the design process will allow the Company to accelerate the testing cycle at a reduced cost. Any proprietary design or process that might be patentable going forward would belong 100% to Enertopia.

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The company is very encouraged by the material project developments by Cypress Development and Noram Ventures adjacent to our project. We are further encouraged by our advances, and those of other companies as well, in the recovery of Lithium from various depositional environments and its conversion to battery grade carbonate and/or hydroxide materials.

“Enertopia looks forward to providing ongoing updates of our technical and project work at our 100% owned Clayton Valley, NV, lithium project. Modern technology is revolutionizing ways to mine and protect our environment. Over the past two years I have increased my share position in the Company by 1,980,000 shares and now hold 5,390,000 shares. I look forward to increasing my share ownership as I am confident we are on the right path to success,” Stated President and CEO Robert McAllister

The Qualified person:

The technical data in this news release have been reviewed by Douglas Wood, P.Geol a qualified person under the terms of NI 43-101.

About Enertopia:
A Company focused on using modern technology to build shareholder value with the goal of producing battery grade lithium carbonate and /or hydroxide.

Enertopia shares are quoted in Canada with symbol TOP and in the United States with symbol ENRT. For additional information, please visit www.enertopia.com or call Robert McAllister, the President at 1.250.765.6412

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, potential and financing of its mining or technology projects, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements., foreign exchange and other financial markets; changes in the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates. There can be no assurance that the ongoing testing for the brine recovery system will be effective for the recovery of Lithium and if effective will be economic or have any positive impact on Enertopia. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release